Exhibit 99.1

Marin Software Announces Estimated Preliminary Third Quarter Financial Results

San Francisco, CA (October 26, 2020) – Marin Software Incorporated (NASDAQ: MRIN), a leading provider of digital marketing software for performance-driven advertisers and agencies, today announced the following estimated preliminary financial results for the third quarter ended September 30, 2020:

•	Net revenues are estimated to be $6.8 million, as compared to $11.7 million in the third quarter of 2019.
•	GAAP loss from operations is estimated to range from $(4.2) million to $(4.5) million, as compared to $(4.1) million for the third quarter of 2019.
•	Non-GAAP loss from operations is estimated to range from $(2.7) million to $(3.0) million, as compared to $(2.9) million for the third quarter of 2019.
•	Cash, cash equivalents and restricted cash are estimated to be $9.0 million in aggregate as of September 30, 2020.

The estimated preliminary results presented above are based on the information available to us as of the date of this press release. Our actual results for the third quarter ended September 30, 2020 may vary from these estimated preliminary results and will not be finalized until after the date of this press release.

A reconciliation of the estimated preliminary non-GAAP loss from operations to the corresponding GAAP measure is provided in the table included in this press release.  An explanation of non-GAAP loss from operations is also included below, under the heading Non-GAAP Financial Measures.

About Marin Software

Marin Software Incorporated’s (NASDAQ: MRIN) mission is to give advertisers the power to drive higher efficiency and transparency in their paid marketing programs that run on the world’s largest publishers. Marin Software provides enterprise marketing software for advertisers and agencies to integrate, align, and amplify their digital advertising spend across the web and mobile devices. Marin Software offers a unified SaaS advertising management platform for search, social, and eCommerce advertising. Marin Software helps digital marketers convert precise audiences, improve financial performance, and make better decisions. Headquartered in San Francisco with offices worldwide, Marin Software’s technology powers marketing campaigns around the globe. For more information about Marin Software, please visit www.marinsoftware.com.

Non-GAAP Financial Measures

Marin uses a non-GAAP financial measure in this release. Marin uses this non-GAAP financial measure internally in analyzing its financial results and believes it is useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance. Marin believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures that Marin uses may differ from measures that other companies may use.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measure to its most directly comparable GAAP measure has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

Non-GAAP loss from operations. Marin defines non-GAAP loss from operations as GAAP loss from operations, adjusted for stock-based compensation, amortization of internally developed software and intangible assets, impairment of goodwill and long-lived assets, non-cash expenses related to debt agreements, capitalization of internally developed software and non-recurring costs associated with restructurings and divestitures.

Forward-Looking Statements

This press release contains forward-looking statements, including our estimated preliminary financial results for the three months ended September 30, 2020. Actual results for the three months ended September 30, 2020 may differ materially from these estimated preliminary results.  These estimates should not be viewed as a substitute for our full financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary data.

These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to the effects of the continuing global outbreak of COVID-19 on demand for our products and services, the amount of digital advertising spend managed by our customers using our products, the productivity of our personnel and other aspects of our business; our ability to maintain or grow sales to new and existing customers; any adverse changes in our relationships with and access to publishers and advertising agencies and strategic business partners, including any adverse changes in our revenue sharing agreement with Google; our ability to manage expenses and liquidity and raise additional capital; our ability complete successfully our recent restructuring plan and realize cost savings; our ability to retain and attract qualified management, technical and sales and marketing personnel; any default under or required repayment of our indebtedness or any delays or reductions in forgiveness of such indebtedness; delays in the release of updates to our product platform or new features or delays in customer deployment of any such updates or features; competitive factors, including but not limited to pricing pressures, entry of new competitors and new applications; quarterly fluctuations in our operating results due to a number of factors; inability to adequately forecast our future revenues, expenses, Adjusted EBITDA, cash flows or other financial metrics; delays, reductions or slower growth in the amount spent on online and mobile advertising and the development of the market for cloud-based software; progress in our efforts to update our software platform; level of usage and advertising spend managed on our platform; our ability to maintain or expand sales of our solutions in channels other than search advertising; any slow-down in the search advertising market generally; any shift in customer digital advertising budgets from search to segments in which we are not as deeply penetrated; the development of the market for digital advertising; acceptance and continued usage of our platform and services by customers and our ability to provide high-quality technical support to our customers; material defects in our platform including those resulting from any updates we introduce to our platform, service interruptions at our single third-party data center or breaches in our security measures; our ability to develop enhancements to our platform; our ability to protect our intellectual property; our ability to manage risks associated with international operations; the impact of fluctuations in currency exchange rates, particularly an increase in the value of the dollar; near term changes in sales of our software services or spend under management may not be immediately reflected in our results due to our subscription business model; adverse changes in general economic or market conditions; and our ability to acquire and integrate other businesses or sell business assets. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent report on Form 10-K, recent reports on Form 10-Q and current reports on Form 8-K, which we may file from time to time, and all of which are available free of charge at the SEC’s website at www.sec.gov. Any of these risks could cause actual results to differ materially from expectations set forth in the forward-looking statements. All forward-looking statements in this press release reflect Marin’s expectations as of October 26, 2020. Marin assumes no obligation to, and expressly disclaims any obligation to update any such forward-looking statements after the date of this release.

Investor Relations, Marin Software

ir@marinsoftware.com

Media Contact

Wesley MacLaggan

Marketing, Marin Software

(415) 399-2580

press@marinsoftware.com

Reconciliation of Estimated Preliminary GAAP Loss from Operations to

Estimated Preliminary Non-GAAP Loss from Operations

	Actual	Estimated Third Quarter 2020
	September 30,
(Unaudited; in millions)	2019	Low	High
Operating Loss (GAAP)	$(4.1)	$(4.2)	$(4.5)
Plus Stock-based compensation	0.7	0.2	0.2
Plus Amortization of internally developed software	1.1	0.7	0.7
Plus Amortization of intangible assets	0.4	-	-
Plus Restructuring related expenses	-	1.1	1.1
Less Capitalization of internally developed software	(1.0)	(0.5)	(0.5)
Operating Loss (Non-GAAP)	$(2.9)	$(2.7)	$(3.0)